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PLANET POLYMER TECHNOLOGIES, INC.                                   EXHIBIT 11.1
STATEMENT OF COMPUTATION OF COMMON AND COMMON EQUIVALENT SHARES
AS OF SEPTEMBER 30, 1999



                                                        Three months ended            Nine months ended
                                                           September 30,                 September 30,
                                                     ------------------------      ------------------------
                                                       1999           1998           1999           1998
                                                     ---------      ---------      ---------      ---------
Shares outstanding at beginning of period            5,300,144      5,300,144      5,300,144      5,300,144
    10,169 shares issued on March 15, 1998              10,169         10,169         10,169          7,413
    8,695 shares issued on June 15, 1998                 8,695          8,695          8,695          3,408
    13,483 shares issued on September 15, 1998          13,483          2,198         13,483            740
    8,571 shares issued on December 15, 1998             8,571             --          8,571             --
                                                     ---------      ---------      ---------      ---------
Weighted average number of shares                    5,341,062      5,321,206      5,341,062      5,311,705
                                                                    =========                     =========
    1,000,000 shares issued on January 11, 1999      1,000,000                       959,707
    9,677 shares issued on March 15, 1999                9,677                         7,054
    5,000 shares issued on March 30, 1999                5,000                         3,370
    9,677 shares issued on June 15, 1999                 9,677                         3,793
    5,106 shares issued on September 15, 1999              833                           281
                                                     ---------                     ---------
Weighted average number of shares                    6,366,249                     6,315,267
                                                     =========                     =========
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